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                              EXHIBIT 12(a)

               CHEMICAL BANKING CORPORATION and Subsidiaries

             Computation of ratio of earnings to fixed charges
             -------------------------------------------------
                        (in millions, except ratios)

                                                      Nine Months Ended
                                                     September 30, 1994
                                                     ------------------
    EXCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Income before Income Taxes                                $ 1,906
                                                              -------

    Fixed charges:
      Interest expense                                          1,457
      One third of rents, net of income from subleases <a>         77
                                                              -------
    Total fixed charges                                         1,534
                                                              -------

    Less:  Equity in undistributed income of affiliates           (83)
                                                              -------

    Earnings before taxes and fixed charges, excluding
     capitalized interest                                     $ 3,357
                                                              =======

    Fixed charges, as above                                   $ 1,534
                                                              =======

    Ratio of earnings to fixed charges                           2.19
                                                              =======


    INCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Fixed charges, as above                                   $ 1,534

    Add:  Interest on deposits                                  1,660
                                                              -------
    Total fixed charges and interest on deposits              $ 3,194
                                                              =======

    Earnings before taxes and fixed charges, excluding
     capitalized interest, as above                           $ 3,357

    Add:  Interest on deposits                                  1,660
                                                              -------

    Total earnings before taxes, fixed charges and
     interest on deposits                                     $ 5,017
                                                              =======


    Ratio of earnings to fixed charges                           1.57
                                                              =======

    [FN]
    <a>  The proportion deemed representative of the interest factor.
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